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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of ADVO, Inc. ("ADVO") of our report dated October 21, 1997, included in the 1997 Annual Report to Stockholders of ADVO.

Our audits also included the financial statement schedule of ADVO listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-38237) pertaining to the ADVO, Inc.'s President's Club Stock Award Plan, (Form S-8 No. 333-11323) pertaining to the ADVO, Inc. 401(k) Plan, (Form S-3 No. 333-03777) pertaining to Dividend Reinvestment, (Post-Effective Amendment No. 4 to the ADVO Form S-8 No. 333-24131) pertaining to the 1986 Employee Restricted Stock Plan, as amended, (Form S-8 No. 33-15856) pertaining to the 1986 Stock Option Plan, and (Post-Effective Amendment No. 5 to the ADVO Form S-8 No. 33-58483) pertaining to the 1988 Non-Qualified Stock Option Plan, as amended, of ADVO and in the related Prospectuses of our report dated October 21, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of ADVO.


                                                         Ernst & Young LLP   /s/

Hartford, Connecticut
December 12, 1997